Exhibit 99.1

Old Point Releases Fourth Quarter and Full Year 2019 Results

Hampton, VA, January 30, 2019 (PRNewswire) Old Point Financial Corporation (the Company or Old Point) (NASDAQ "OPOF") reported net income of $2.0 million and earnings per diluted common share of $0.38 for the quarter ended December 31, 2019, as compared to net income of $1.4 million or $0.27 earnings per diluted common share for the fourth quarter of 2018.

Net income for the year ended December 31, 2019 was $7.9 million or $1.51 earnings per diluted common share. For the comparative 2018 period, net income was $4.9 million or $0.96 earnings per diluted common share. Excluding the effect of $743 thousand in after tax merger costs, net operating earnings (non-GAAP) were $5.7 million, or $1.10 earnings per diluted common share, for the year ended December 31, 2018, which reflects adjustments for certain after tax merger-related costs incurred in the acquisition of Citizens National Bank which closed on April 1, 2018.

Robert Shuford, Jr., Chairman, President, and CEO of the Company and Old Point National Bank (the Bank) said, "We are pleased to report net income of $7.9 million, or $1.51 earnings per diluted common share, for the year ended December 31, 2019. Our Company continued to post solid revenue growth in both interest income and non-interest income over the comparative 2018 period, resulting in record top line revenue generation. Overall asset quality continued to improve during the year with continued focus and progress in non-performing asset resolutions.  Additionally during 2019, we successfully attracted a number of highly skilled bankers to our team, effectively doubling the Bank’s number of commercial production officers.  As we finish 2019 strong, we are energized as we enter into 2020.”

Highlights of the quarter and year to date are as follows:

•
Non-performing assets (NPAs) totaled $7.6 million as of December 31, 2019, down from $9.1 million at September 30, 2019 and $14.7 million at December 31, 2018. NPAs as a percentage of total assets improved to 0.72% at December 31, 2019 which compared to 0.87% at September 30, 2019 and 1.42% at December 31, 2018.

•
Net interest income fell slightly to $8.4 million for the fourth quarter of 2019, compared to $8.6 million for the third quarter of 2019 as well as the fourth quarter of 2018.  Net interest income year to date 2019 was $33.8 million, increasing $569 thousand or 1.7%, over the comparative 2018 period of $33.3 million.

•
Net interest margin (on a fully tax-equivalent basis) compressed to 3.51% for the fourth quarter of 2019 from 3.58% for the third quarter of 2019 and 3.65% for the fourth quarter of 2018.  For the year ended December 31, 2019 the fully tax-equivalent net interest margin compressed slightly to 3.61% from 3.62% for the comparative 2018 period.

•
Annualized return on average assets (ROA) was 0.75% for the fourth quarter of 2019 compared to 0.85% in the prior quarter and 0.53% in the fourth quarter of 2018.   For the year ended December 31, 2019, ROA was 0.76% compared to 0.48% for the comparative 2018 period.

•
Annualized return on average equity (ROE) was 7.11% for the fourth quarter of 2019 compared to 8.13% in the prior quarter and 5.45% in the fourth quarter of 2018. ROE for the year ended December 31, 2019 and 2018 was 7.33% and 4.93%, respectively.

•	The efficiency ratio showed positive movement, decreasing to 80.25% for the year ended December 31, 2019 from 82.02% for the comparative 2018 period.

Net Interest Income

Net interest income for the fourth quarter of 2019 was $8.4 million, a decrease of $175 thousand, or 2.0%, from the prior quarter and $206 thousand, or 2.4%, from the fourth quarter of 2018. For the year ended December 31, 2019 and 2018, net interest income increased $569 thousand or 1.7% to $33.8 million from $33.3 million.  The quarter-over-quarter decrease was primarily due to lower yields on slightly lower average earning assets. The year-over-year growth was positively impacted by higher average earning asset balances and higher yields which was partially offset by higher funding costs.  The tax-equivalent net interest margin for the quarter was 3.51%, down from 3.58% in the prior quarter and 3.65% in the same period a year ago; however the tax-equivalent net interest margin for the year ended December 31, 2019 was 3.61% compared to 3.62% for the comparative 2018 period.

Asset Quality

Non-performing assets (NPAs) totaled $7.6 million as of December 31, 2019, down from $9.1 million at September 30, 2019 and $14.7 million at December 31, 2018. NPAs as a percentage of total assets improved to 0.72%, compared to 0.87% at September 30, 2019 and 1.42% at December 31, 2018. Non-accrual loans were $6.0 million at December 31, 2019, down from $8.0 million at September 30, 2019 and $12.1 million at December 31, 2018. Loans past due 90 days or more and still accruing interest increased $421 thousand to $1.5 million at December 31, 2019 from $1.1 million at September 30, 2019 but decreased by $1 million from $2.5 million at December 31, 2018. Of the loans past due 90 days or more at December 31, 2019, approximately $855 thousand were government-guaranteed student loans.

The Company recaptured a provision for loan losses of $695 thousand during the fourth quarter of 2019 and did not recognize any provision for loan losses during the third quarter of 2019 compared to $1.0 million for the fourth quarter of 2018.  The allowance for loan and lease losses (ALLL) was $9.7 million at December 31, 2019 compared to $10.6 million at September 30, 2019 and $10.1 million at December 31, 2018. The ALLL as a percentage of loans held for investment was 1.29% at December 31, 2019, down from 1.43% at September 30, 2019 and 1.31% at December 31, 2018. Historical annualized net charge offs as a percentage of average loans outstanding was 0.14% for the fourth quarter of 2019 compared to 0.08% for third quarter of 2019 and 0.58% in the fourth quarter of 2018.   The Company recognized a recapture of provision for loan losses during the fourth quarter of 2019, because year over year (i) positive quantitative factors considered in determining the provision outweighed increased qualitative factors; (ii) net loans declined $25.7 and (iii) non-performing assets improved $7.2 million.

Noninterest Income

Total noninterest income for the fourth quarter was $3.4 million, a decrease of $386 thousand from the previous quarter but unchanged from the fourth quarter of 2018. Increases in fiduciary and management fees over the preceding quarter and the prior year quarter were partially offset by fluctuations in other service charges, commissions and fees, mortgage banking income and service charges on deposit accounts as well as a gain on sale of available-for-sale securities in the third quarter of 2019.  Total noninterest income for the year ended December 31, 2019 increased $768 thousand, or 5.8%, to $14.1 million over the comparative 2018 period and is primarily related to increases in fiduciary and management fees, other service charges, commissions and fees, and gain on sale of available-for-sale securities.

Noninterest Expense

Noninterest expense totaled $10.1 million for the fourth quarter of 2019, an increase of $447 thousand from the third quarter of 2019 and $703 thousand from the fourth quarter of 2018. Noninterest expense for the year ended December 31, 2019 and 2018 were $38.6 million and $38.5 million, respectively. Adjusting for the impact of certain after tax merger expenses of $743 thousand in 2018, adjusted noninterest expense (non-GAAP) increased $881 thousand comparing year to date 2019 (for which adjusted noninterest expense was equal to noninterest expense) to the same period in 2018. Quarter over quarter and year over year increases are related to increased salaries and employee benefits, and data processing, and, with respect to the year over year increase, professional services, which were partially offset by decreases in FDIC insurance for the quarterly comparative periods and occupancy and equipment expense in the yearly comparative periods.

Balance Sheet Review

Total assets as of December 31, 2019 were $1.1 billion, a slight increase from December 31, 2018 at $1.0 billion. Net loans held for investment decreased $25.7 million, or 3.4%, from December 31, 2018 to $738.2 million.  Net loan growth in the commercial and real estate secured portfolio segments was offset by pay-downs in the indirect automobile segment as well as successful resolution of $6.1 million of non-accrual loans.  Securities available for sale, at fair value, decreased $2.5 million from December 31, 2018 to $145.7 million at December 31, 2019.

Total deposits as of December 31, 2019 increased $46.4 million, or 5.5%, to $889.5 million from December 31, 2018. Noninterest-bearing deposits increased $16.3 million, or 6.6%, savings deposits increased $31.1 million, or 8.5%, and time deposits decreased $1.0 million, or 0.5%.

The Company’s total stockholders’ equity at December 31, 2019 increased $7.7 million or 7.6% from December 31, 2018 to $109.7 million.  The Bank remains well capitalized with a Tier 1 Capital ratio of 11.72% at December 31, 2019 as compared to 10.90% at December 31, 2018. The Bank’s leverage ratio was 9.72% at December 31, 2019 as compared to 9.34% at December 31, 2018.

Non-GAAP Financial Measures – In addition to the Company's results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including net operating earnings, net operating earnings per share, net operating ROA, net operating ROE, operating efficiency ratio, and adjusted noninterest expense.  A schedule reconciling these non-GAAP financial measures is provided at the end of this press release.  The Company uses non-GAAP financial measures in its internal analysis of financial and operating performance and the Company's management believes that they provide greater transparency regarding management's view of the Company's performance.  These non-GAAP financial measures should be read in conjunction with, and not as a substitute for, the Company's GAAP results.  In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Safe Harbor Statement Regarding Forward-Looking Statements - Statements in this press release which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Forward-looking statements in this release may include, without limitation: statements regarding future financial performance; performance of the investment and loan portfolios, including performance of the consumer auto loan portfolio and the purchased student loan portfolio; the effects of diversifying the loan portfolio; strategic business initiatives; management's efforts to reposition the balance sheet; deposit growth; levels and sources of liquidity; use of proceeds from the sale of securities; future levels of charge-offs or net recoveries; the impact of changes in NPAs on future earnings; write-downs and expected sales of other real estate owned; and changes in interest rates.

Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in: interest rates and yields; general economic and business conditions, including unemployment levels; demand for loan products; future levels of government defense spending, particularly in the Company’s service area; uncertainty over future federal spending or budget priorities of the current administration, particularly in connection with the Department of Defense, on the Company’s service area; the performance of the Company’s dealer lending program; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board and any changes associated with the current administration; the quality or composition of the loan or securities portfolios; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the net interest margin; the U.S. Government's guarantee of repayment of student or small business loans purchased by Old Point; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; cyber threats, attacks and events; implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; any interruption or breach of security in the Company’s information systems or those of the Company’s third party vendors or other service providers; reliance on third parties for key services; the use of inaccurate assumptions in management's modeling systems; the real estate market; accounting principles, policies and guidelines; changes in management; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2018. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation (Nasdaq: OPOF) is the parent company of Old Point National Bank, a locally owned and managed community bank, and Old Point Trust & Financial Services, N.A., a wealth management services provider, serving the Hampton Roads, Virginia region. Web: www.oldpoint.com. For more information, contact Elizabeth Beale, Chief Financial Officer and Senior Vice President of Old Point Financial Corporation at 757-325-8123, or Laura Wright, Vice President/Marketing Director, Old Point National Bank at 757-728-1743.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets (dollars in thousands, except share data)	December 31, 2019	December 31, 2018
	(unaudited)
Assets

Cash and due from banks	$37,280	$19,915
Interest-bearing due from banks	48,610	20,000
Federal funds sold	3,975	2,302
Cash and cash equivalents	89,865	42,217
Securities available-for-sale, at fair value	145,715	148,247
Restricted securities, at cost	2,926	3,853
Loans held for sale	590	479
Loans, net	738,205	763,898
Premises and equipment, net	35,312	36,738
Bank-owned life insurance	27,547	26,763
Goodwill	1,650	1,650
Other real estate owned, net	-	83
Core deposit intangible, net	363	407
Other assets	12,315	13,848
Total assets	$1,054,488	$1,038,183

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$262,558	$246,265
Savings deposits	399,020	367,915
Time deposits	227,918	228,964
Total deposits	889,496	843,144
Overnight repurchase agreements	11,452	25,775
Federal Home Loan Bank advances	37,000	60,000
Other borrowings	1,950	2,550
Accrued expenses and other liabilities	4,834	4,708
Total liabilities	944,732	936,177

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized; 5,200,038 and 5,184,289 shares outstanding (includes 19,933 and 13,689 of nonvested restricted stock, respectively)	25,901	25,853
Additional paid-in capital	20,959	20,698
Retained earnings	62,975	57,611
Accumulated other comprehensive income(loss), net	(79)	(2,156)
Total stockholders' equity	109,756	102,006
Total liabilities and stockholders' equity	$1,054,488	$1,038,183

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income (unaudited)	Three Months Ended			Years Ended
(dollars in thousands, except per share data)	Dec. 31, 2019	Sep. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018

Interest and Dividend Income:
Loans, including fees	$8,809	$8,972	$8,998	$35,718	$34,446
Due from banks	264	257	104	689	198
Federal funds sold	8	10	6	31	21
Securities:
Taxable	789	770	576	2,827	2,080
Tax-exempt	109	146	285	755	1,221
Dividends and interest on all other securities	45	53	62	221	253
Total interest and dividend income	10,024	10,208	10,031	40,241	38,219

Interest Expense:
Checking and savings deposits	319	291	219	1,136	628
Time deposits	1,016	1,012	828	3,845	2,916
Federal funds purchased, securities sold under agreements to repurchase and other borrowings	27	32	37	132	131
Federal Home Loan Bank advances	285	321	364	1,309	1,294
Total interest expense	1,647	1,656	1,448	6,422	4,969
Net interest income	8,377	8,552	8,583	33,819	33,250
Provision for loan losses	(695)	-	1,012	318	2,861
Net interest income after provision for loan losses	9,072	8,552	7,571	33,501	30,389

Noninterest Income:
Fiduciary and asset management fees	1,013	949	922	3,850	3,726
Service charges on deposit accounts	1,003	1,001	1,115	4,085	4,157
Other service charges, commissions and fees	927	1,047	880	3,925	3,547
Bank-owned life insurance income	192	201	197	783	782
Mortgage banking income	163	204	171	885	788
Gain on sale of available-for-sale securities, net	2	286	-	314	120
Gain on acquisition of Old Point Mortgage	-	-	-	-	-
Other operating income	51	49	66	235	189
Total noninterest income	3,351	3,737	3,351	14,077	13,309

Noninterest Expense:
Salaries and employee benefits	6,407	5,991	5,561	24,024	22,580
Occupancy and equipment	1,346	1,484	1,499	5,628	6,021
Data processing	555	460	334	1,798	1,327
Customer development	102	137	151	552	611
Professional services	585	652	788	2,311	2,296
Employee professional development	194	181	154	791	749
Other taxes	147	146	134	592	580
ATM and other losses	119	57	50	291	407
Loss (gain) on other real estate owned	-	-	-	(2)	86
Merger expenses	-	-	12	-	655
Other operating expenses	688	588	757	2,653	3,188
Total noninterest expense	10,143	9,696	9,440	38,638	38,500
Income before income taxes	2,280	2,593	1,482	8,940	5,198
Income tax expense	305	361	94	1,080	279
Net income	$1,975	$2,232	$1,388	$7,860	$4,919

Basic Earnings per Share:
Weighted average shares outstanding	5,199,481	5,198,634	5,183,720	5,196,812	5,141,364
Net income per share of common stock	$0.38	$0.43	$0.27	$1.51	$0.96

Diluted Earnings per Share:
Weighted average shares outstanding	5,199,494	5,198,656	5,183,909	5,196,853	5,141,429
Net income per share of common stock	$0.38	$0.43	$0.27	$1.51	$0.96

Cash Dividends Declared per Share:	$0.12	$0.12	$0.11	$0.48	$0.44

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the quarter ended December 31,
(unaudited)	2019			2018
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate**	Average Balance	Interest Income/ Expense	Yield/ Rate**
ASSETS
Loans*	$741,663	$8,821	4.72%	$774,476	$9,013	4.62%
Investment securities:
Taxable	129,949	789	2.41%	98,258	576	2.33%
Tax-exempt*	14,844	137	3.66%	46,595	360	3.07%
Total investment securities	144,793	926	2.54%	144,853	936	2.57%
Interest-bearing due from banks	60,071	264	1.74%	17,898	104	2.30%
Federal funds sold	2,215	10	1.54%	1,109	6	2.21%
Other investments	3,134	45	5.80%	3,855	61	6.31%
Total earning assets	951,876	$10,066	4.20%	942,191	$10,120	4.26%
Allowance for loan losses	(10,499)			(10,495)
Other non-earning assets	109,932			104,300
Total assets	$1,051,309			$1,035,996

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$37,783	$3	0.03%	$28,505	$3	0.04%
Money market deposit accounts	267,733	296	0.44%	252,427	194	0.31%
Savings accounts	85,289	22	0.10%	87,350	22	0.10%
Time deposits	229,572	1,016	1.76%	231,430	828	1.42%
Total time and savings deposits	620,377	1,337	0.85%	599,712	1,047	0.69%
Federal funds purchased, repurchase agreements and other borrowings	18,873	27	0.57%	22,448	37	0.66%
Federal Home Loan Bank advances	41,891	284	2.69%	60,000	364	2.40%
Total interest-bearing liabilities	681,141	1,648	0.96%	682,160	1,448	0.84%
Demand deposits	256,186			249,105
Other liabilities	3,779			3,775
Stockholders' equity	110,203			100,956
Total liabilities and stockholders' equity	$1,051,309			$1,035,996
Net interest margin		$8,418	3.51%		$8,672	3.65%

*Computed on a fully tax-equivalent basis using a 21% rate, adjusting interest income by $42 thousand and $90 thousand, respectively.
**Annualized

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the year ended December 31,
(unaudited)	2019			2018
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
ASSETS
Loans*	$757,677	$35,771	4.72%	$768,960	$34,504	4.49%
Investment securities:
Taxable	116,930	2,827	2.42%	95,752	2,080	2.17%
Tax-exempt*	29,425	955	3.25%	50,426	1,547	3.07%
Total investment securities	146,355	3,782	2.58%	146,178	3,627	2.48%
Interest-bearing due from banks	34,592	689	1.99%	9,358	198	2.12%
Federal funds sold	1,546	31	2.01%	1,150	21	1.83%
Other investments	3,484	221	6.36%	4,083	253	6.20%
Total earning assets	943,654	$40,494	4.29%	929,729	$38,603	4.15%
Allowance for loan losses	(10,562)			(10,254)
Other nonearning assets	105,422			101,100
Total assets	$1,038,514			$1,020,575

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$32,603	$11	0.03%	$28,246	$10	0.04%
Money market deposit accounts	257,884	1,038	0.40%	242,025	542	0.22%
Savings accounts	86,787	88	0.10%	87,534	76	0.09%
Time deposits	231,774	3,845	1.66%	228,800	2,916	1.27%
Total time and savings deposits	609,048	4,982	0.82%	586,605	3,544	0.60%
Federal funds purchased, repurchase agreements and other borrowings	22,302	132	0.59%	28,427	131	0.46%
Federal Home Loan Bank advances	50,397	1,309	2.60%	66,151	1,294	1.96%
Total interest-bearing liabilities	681,747	6,423	0.94%	681,183	4,969	0.73%
Demand deposits	245,518			236,249
Other liabilities	3,947			3,378
Stockholders' equity	107,302			99,765
Total liabilities and stockholders' equity	$1,038,514			$1,020,575
Net interest margin		$34,071	3.61%		$33,634	3.62%

*Computed on a fully tax-equivalent basis using a 21% rate, adjusting interest income by $252 thousand and $384 thousand, respectively.
**Annualized

Old Point Financial Corporation and Subsidiaries	As of or for the quarter ended,
Selected Ratios (unaudited) (dollars in thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018

Earnings per common share, diluted	$0.38	$0.43	$0.27
Return on average assets (ROA)	0.75%	0.85%	0.53%
Return on average equity (ROE)	7.11%	8.13%	5.45%
Net Interest Margin (FTE)	3.51%	3.58%	3.65%
Non-performing assets (NPAs) / total assets	0.72%	0.87%	1.42%
Annualized Net Charge Offs / average total loans	0.14%	0.08%	0.58%
Allowance for loan losses / total loans	1.29%	1.43%	1.31%
Efficiency ratio (FTE)	86.18%	78.57%	78.51%

Non-Performing Assets (NPAs)
Nonaccrual loans	$6,037	$7,998	$12,141
Loans > 90 days past due, but still accruing interest	1,517	1,096	2,497
Other real estate owned	-	-	83
Total non-performing assets	$7,554	$9,094	$14,721

Other Selected Numbers
Loans, net	$738,205	$730,198	$763,898
Deposits	889,496	864,570	843,144
Stockholders equity	109,756	109,063	102,006
Total assets	1,054,488	1,050,595	1,038,183
Loans charged off during the quarter, net of recoveries	257	145	1,132
Quarterly average loans	741,663	750,908	774,476
Quarterly average assets	1,051,309	1,046,186	1,035,996
Quarterly average earning assets	951,876	952,198	942,191
Quarterly average deposits	876,563	862,555	848,817
Quarterly average equity	110,203	108,946	100,956

Reconciliations of GAAP Measures to Non-GAAP Measures (unaudited)
	Three Months Ended			Years Ended
	Dec. 31, 2019	Sep. 30, 2019	Dec. 31, 2018	Dec. 31, 2019	Dec. 31, 2018

Net income (GAAP)	$1,975	$2,232	$1,388	$7,860	$4,919
Plus: Merger-related costs, excluding severance (after tax)	-	-	12	-	655
Merger-related severance costs (after tax)	-	-	-	-	88
Net operating earnings (non-GAAP)	$1,975	$2,232	$1,400	$7,860	$5,662

Weighted average shares outstanding (assuming dilution)	5,199,494	5,198,656	5,183,909	5,196,853	5,141,429
Earnings per share (GAAP)	$0.38	$0.43	$0.27	$1.51	$0.96
Net operating earnings per share (non-GAAP)	0.38	0.43	0.27	1.51	1.10

Average assets	$1,051,309	$1,046,186	$1,035,996	$1,038,514	$1,020,575
ROA (GAAP)	0.75%	0.85%	0.53%	0.76%	0.48%
Net operating ROA (non-GAAP)	0.75%	0.85%	0.54%	0.76%	0.55%

Average stockholders equity	$110,203	$108,946	$100,956	$107,302	$99,765
ROE (GAAP)	7.11%	8.13%	5.45%	7.33%	4.93%
Net operating ROE (non-GAAP)	7.11%	8.13%	5.50%	7.33%	5.68%

Efficiency ratio (FTE)	86.18%	78.57%	78.51%	80.25%	82.02%
Operating efficiency ratio (FTE)	86.18%	78.57%	78.41%	80.25%	80.43%